Exhibit 99

Sypris Reports Second Quarter Results

REVENUE UP 51%; EPS RISES TO $0.17; 2021 OUTLOOK INCREASED

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 12, 2021--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended July 4, 2021.

HIGHLIGHTS

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  Revenue for the second quarter increased 51.4% year-over-year and 30.0% sequentially, driven by the accelerating expansion of shipments at Sypris Technologies.
  Gross profit increased 103.2% year-over-year and 137.3% sequentially, while gross margin expanded to 16.6%, up 420 basis points over the prior year and up 750 basis points sequentially, with both segments reporting margin expansion.
  Earnings per diluted share rose to $0.17 per share, up from a loss of $0.02 per share in the prior-year period, reflecting strong revenue growth, positive operating performance and the forgiveness of the Paycheck Protection Program (“PPP”) loan by the Small Business Administration (“SBA”).
  Backlog for Sypris Electronics increased 29.3% year-over-year and 51.9% year-to-date on the strength of orders in the first half of 2021. Similarly, backlog for the energy products of Sypris Technologies increased 56.4% year-over-year and 32.3% year-to-date, while the order board from commercial vehicle customers continued to increase significantly.
  Sypris Electronics revenue expanded 30.0% sequentially, while gross profit increased 179.1% and gross margin reached 20.4% of sales.
  Sypris Technologies revenue increased 130.2% year-over-year and 29.9% sequentially, while gross profit surged and gross margin expanded significantly to 14.6%.
  The Company updated its full-year outlook for 2021, with revenue now expected to increase 30-35% year-over-year, up from prior guidance of 25-30% in May and 20% in March. The continued improvement in the Company’s financial performance is expected to accelerate during the second half of 2021, with gross margin expected to expand 300-400 basis points over the comparable period of 2020. Cash flow from operations for 2021 is expected to increase significantly year-over-year.
  Sypris Electronics announced a number of important contract awards during the quarter, including the following:
    A contract to manufacture and test electronic assemblies for power management and other systems for a Deep Space program from a U.S. DOD prime contractor, with production to begin during 2021.
    An agreement to manufacture and test electronic power supply modules for multiple high-reliability Subsea Communication Networks, with production to begin during 2021 and continue into 2022.
    A full-rate production award from a U.S. DOD prime contractor to manufacture and test multiple electronic power supply modules for a large mission-critical Electronic Warfare program for the U.S. Navy, with production to begin during 2021.
  Sypris Technologies announced awards for specialty high-pressure closures for use in two large projects, the Golden Pass LNG Export project and the Cherry Point Refinery Renewable Diesel Optimization project, with shipments expected to be completed during 2021.
  Subsequent to quarter end, Sypris Electronics announced a contract award to manufacture and test embedded circuit card assemblies that will perform certain Cryptographic functions for the Army Key Management System, with production to begin during 2021.

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“Both operating segments reported notable improvements in their financial results for the quarter, contributing to a strong quarter for the Company and positioning the business for further improvements during the second half. Backlog for Sypris Electronics is up 29.3% from the second quarter of 2020 and up 51.9% since the beginning of the year, while the OEM backlog of Class 8 commercial vehicles is estimated to be up 187% year-over-year,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Backlog for Sypris Electronics in 2021 has reached its highest level in eleven years, with deliveries now scheduled well into 2022. Shipments increased during the second quarter, up 30.0% sequentially from the first quarter. We expect shipments from our recent contract wins to begin to contribute to revenue in the third quarter and provide meaningful sequential growth in the top line going forward.

“Demand from customers serving the automotive, commercial vehicle, sport utility and off-highway markets has continued to accelerate. Freight demand is currently overwhelming industry capacity, with supply chain constraints currently dictating OEM production levels. The continued strong outlook for these markets gives us a clear path to support our growth objectives going forward.

“As we discussed on our previous call, activity levels in the oil and gas industry remained challenging during the first half of 2021. However, steadily improving commodity prices, gradually reopening economies and increasing pipeline activity have resulted in increased orders recently, and we continue to anticipate year-over-year growth of our energy related products.”

Concluding, Mr. Gill said, “Our customer base and the markets we serve are considerably more diversified than at any point in our recent history. As an essential business, we have a responsibility to ensure that our defense, communications, energy, and transportation sectors remain vibrant. We will continue to monitor developments, act promptly to mitigate risks and take the necessary steps required to ensure deliveries continue to be made to our customers in a timely manner.”

Second Quarter Results

The Company reported revenue of $26.0 million for the second quarter of 2021, compared to $17.2 million for the prior-year period. Additionally, the Company reported net income of $3.8 million for the second quarter of 2021, or $0.17 per diluted share, compared to a net loss of $0.3 million, or $0.02 per share, for the prior-year period. Net income in the second quarter of 2021 included the recognition of a $3.6 million gain on the forgiveness of the Company’s PPP loan. Results for the second quarter of 2020 include net gains of $0.8 million from the sale of idle assets by Sypris Technologies.

For the six months ended July 4, 2021, the Company reported revenue of $46.0 million compared with $39.6 million for the first half of 2020. The Company reported net income of $2.2 million, or $0.10 per diluted share, compared with a net loss of $0.7 million, or $0.03 per share, for the prior year period. Results for the six months ended July 4, 2021, include the gain from the forgiveness of the Company’s PPP loan noted above. Results for the six months ended July 5, 2020, include gains of $1.0 million from the sale of idle assets by Sypris Technologies.

Sypris Technologies

Revenue for Sypris Technologies was $17.1 million in the second quarter of 2021 compared to $7.4 million for the prior-year period, reflecting the positive impact of new programs and the strength of the commercial vehicle market to drive revenue to its highest quarterly level since the first quarter of 2016. Gross profit for the second quarter of 2021 was $2.5 million, or 14.6% of revenue, compared to $0.2 million, or 3.1% of revenue, for the same period in 2020. Gross profit for the second quarter of 2021 benefitted from the significant increase in shipments, higher levels of fixed cost absorption and greatly improved productivity.

Sypris Electronics

Revenue for Sypris Electronics was $8.8 million in the second quarter of 2021 compared to $9.7 million for the prior-year period. Shipments during the second quarter of 2021 were lower than the prior-year period as production tapered down on a limited rate production contract for a key program that is expected to ramp up beginning late in the third quarter as full rate production is launched. Gross profit for the second quarter of 2021 was $1.8 million, or 20.4% of revenue, compared to $1.9 million, or 19.5% of revenue, for the same period in 2020.

Outlook

Commenting on the future, Mr. Gill added, “Demand has strengthened significantly from customers serving the automotive, commercial vehicle and sport utility markets, with Class 8 forecasts showing year-over-year production increases of over 34.6% for 2021 and an additional 24.6% in 2022. Similarly, demand from customers in the defense and communications sector remains robust. While the energy market continues to be volatile, we continue to secure new orders on important projects around the world.

“The second quarter marks the turning point for the Company. We expect the significant growth in orders and strength of our markets to have a substantial impact on our financial results through the second half of the year, with a strong rise in revenue, margins and income forecast for the period and continuing going forward.

“As a result, we have updated our outlook to include a 30-35% growth in the Company’s top line in 2021, which is up from our previous guidance of 25-30% in May and 20% in March. Gross margin is forecast to expand 300 to 400 basis points year-over-year during the second half of 2021, which is expected to contribute to strong double-digit percentage growth in cash flow generated from operations for the full year.

“We remain focused on meeting the important needs of our customers who serve defense, communications, energy, transportation, and other critical infrastructure industries. With a strong backlog and recovering markets, we believe that the remainder of 2021 has the potential to be very positive for Sypris.”

About Sypris Solutions

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company produces a wide range of manufactured products, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, our liquidity, our ability to mitigate or manage disruptions posed by the current coronavirus disease (“COVID-19”), and the impact of COVID-19 and economic conditions on our future operations, among other matters. The COVID-19 pandemic has resulted, and is likely to continue to result, in significant economic disruption and has and will likely adversely affect our business. The Company has continued to operate at each location and sought to remain compliant with government regulations imposed due to the COVID-19 pandemic.

Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including legislation or restrictions that may impact our operations or supply chain; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our failure to successfully win new business; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; volatility of our customers’ forecasts especially in the commercial truck markets and our contractual obligations to meet current scheduling demands and production levels (especially in our Toluca Plant), which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; dependence on, retention or recruitment of key employees and distribution of our human capital; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our ability to comply with the requirements of the SBA and maintain forgiveness of all or a portion of our Paycheck Protection Program loan; our inability to develop new or improved products or new markets for our products; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured disasters, public health crises, losses or business risks; unanticipated or uninsured product liability claims; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; inaccurate data about markets, customers or business conditions; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risk related to owning our common stock including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 4,	July 5,
	2021	2020
	(Unaudited)
Revenue	$25,969	$17,153
Net income (loss)	$3,823	$(348)
Income (loss) per common share:
Basic	$0.18	$(0.02)
Diluted	$0.17	$(0.02)
Weighted average shares outstanding:
Basic	21,356	21,016
Diluted	22,846	21,016

	Six Months Ended
	July 4,	July 5,
	2021	2020
	(Unaudited)
Revenue	$45,951	$39,578
Net income (loss)	$2,193	$(653)
Income (loss) per common share:
Basic	$0.10	$(0.03)
Diluted	$0.10	$(0.03)
Weighted average shares outstanding:
Basic	21,475	21,005
Diluted	22,979	21,005

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 4,	July 5,	July 4,	July 5,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$17,139	$7,445	$30,329	$21,162
Sypris Electronics	8,830	9,708	15,622	18,416
Total net revenue	25,969	17,153	45,951	39,578
Cost of sales:
Sypris Technologies	14,630	7,216	26,649	18,440
Sypris Electronics	7,030	7,816	13,177	15,292
Total cost of sales	21,660	15,032	39,826	33,732
Gross profit:
Sypris Technologies	2,509	229	3,680	2,722
Sypris Electronics	1,800	1,892	2,445	3,124
Total gross profit	4,309	2,121	6,125	5,846
Selling, general and administrative	3,416	2,981	6,298	6,429
Operating income (loss)	893	(860)	(173)	(583)
Interest expense, net	211	193	433	420
Other expense (income), net	145	(769)	366	(486)
Forgiveness of PPP Loan and related interest	(3,599)	-	(3,599)	-
Income (loss) before taxes	4,136	(284)	2,627	(517)
Income tax expense, net	313	64	434	136
Net income (loss)	$3,823	$(348)	$2,193	$(653)
Income (loss) per common share:
Basic	$0.18	$(0.02)	$0.10	$(0.03)
Diluted	$0.17	$(0.02)	$0.10	$(0.03)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	21,356	21,016	21,475	21,005
Diluted	22,846	21,016	22,979	21,005

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 4,	December 31,
	2021	2020
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$18,194	$11,606
Accounts receivable, net	10,479	7,234
Inventory, net	23,317	16,236
Other current assets	5,146	4,360
Total current assets	57,136	39,436
Property, plant and equipment, net	11,313	10,161
Operating lease right-of-use assets	5,665	6,103
Other assets	4,552	5,008
Total assets	$78,666	$60,708
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,798	$6,734
Accrued liabilities	17,101	13,409
Operating lease liabilities, current portion	1,013	965
Finance lease obligations, current portion	447	393
Equipment financing obligations, current portion	265	-
Note payable - PPP Loan, current portion	-	1,186
Note payable - related party, current portion	2,500	-
Total current liabilities	35,124	22,687

Operating lease liabilities, net of current portion	5,420	5,941
Finance lease obligations, net of current portion	1,827	1,927
Equipment financing obligations, net of current portion	741	-
Note payable - PPP Loan, net of current portion	-	2,372
Note payable - related party, net of current portion	3,981	6,477
Other liabilities	14,875	6,529
Total liabilities	61,968	45,933
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized;
no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares
authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares
authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized;
21,514,964 shares issued and 21,514,945 outstanding in 2021 and
21,302,194 shares issued and 21,300,958 outstanding in 2020	215	213
Additional paid-in capital	154,804	155,025
Accumulated deficit	(113,572)	(115,765)
Accumulated other comprehensive loss	(24,749)	(24,698)
Treasury stock, 19 and 1,236 in 2021 and 2020, respectively	-	-
Total stockholders’ equity	16,698	14,775
Total liabilities and stockholders’ equity	$78,666	$60,708

Note: The balance sheet at December 31, 2020, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	July 4,	July 5,
	2021	2020
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$2,193	$(653)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,274	1,259
Forgiveness of PPP Loan and related interest	(3,599)	-
Deferred income taxes	266	-
Stock-based compensation expense	163	228
Deferred loan costs recognized	3	7
Net loss (gain) on the sale of assets	11	(958)
Provision for excess and obsolete inventory	65	125
Non-cash lease expense	438	491
Other noncash items	90	100
Contributions to pension plans	(254)	(34)
Changes in operating assets and liabilities:
Accounts receivable	(3,270)	1,053
Inventory	(7,063)	1,813
Prepaid expenses and other assets	(335)	(457)
Accounts payable	7,218	(2,697)
Accrued and other liabilities	11,406	(1,318)
Net cash provided by (used in) operating activities	8,606	(1,041)
Cash flows from investing activities:
Capital expenditures	(1,213)	(833)
Proceeds from sale of assets	10	1,968
Net cash (used in) provided by investing activities	(1,203)	1,135
Cash flows from financing activities:
Principal payments on finance lease obligations	(211)	(320)
Principal payments on equipment financing obligations	(65)	-
Proceeds from Paycheck Protection Program loan	-	3,558
Indirect repurchase of shares for minimum statutory tax withholdings	(382)	(7)
Net cash (used in) provided by financing activities	(658)	3,231
Effect of exchange rate changes on cash balances	(157)	(610)
Net increase in cash and cash equivalents	6,588	2,715
Cash and cash equivalents at beginning of period	11,606	5,095
Cash and cash equivalents at end of period	$18,194	$7,810

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000